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                                                                  EXECUTION COPY


                      VOTING AND SHARES EXCHANGE AGREEMENT


     VOTING AND SHARES EXCHANGE AGREEMENT (this "Agreement"), dated as of March 31, 1999, by and between SRC Holdings, Inc., a Delaware corporation ("Purchaser"), and The Westwood Group, Inc., a Delaware corporation (the "Stockholder").

     WHEREAS, Purchaser and Back Bay Restaurant Group, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated December 3, 1999 (the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which Purchaser will be merged with and into the Company with the Company being the surviving corporation (the "Merger");

     WHEREAS, under the terms of the Merger Agreement, each Non-Affiliated Stockholder will receive a cash payment of $10.25 per share, net to the seller in cash (the "Merger Consideration"), in exchange for each share of common stock of the Company owned by such person ("Shares");

     WHEREAS, as of the date hereof, the Stockholder beneficially owns 673,451 Shares (the "Owned Shares");

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has required that the Stockholder agree, and the Stockholder has agreed (i) to vote the Owned Shares in favor of the adoption of the Merger Agreement and the approval of the Merger at a Special Meeting of the Stockholders of the Company to be held in accordance with the Merger Agreement (the "Stockholders Meeting"); (ii) for purposes of the Stockholder to appoint Purchaser as the Stockholder's proxy to vote the Owned Shares at the Stockholders Meeting, and (iii) with respect to other matters put to the stockholders of the Company for a vote, to vote the Owned Shares in each case, in accordance with the terms and conditions of this Agreement; and

     WHEREAS, as consideration for not receiving Merger Consideration in exchange for the Stockholder's Owned Shares, the Stockholder shall exchange the Owned Shares for an equal number of shares of common stock, $.01 par value per share, of Purchaser (the "Purchaser Shares").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:




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     1.   VOTING AT THE STOCKHOLDERS MEETING. The Stockholder hereby agrees that, during the time that this Agreement is in effect, at the Stockholders Meeting or any meeting of the stockholders of the Company, however called, the Stockholder shall (a) vote all of the Owned Shares as are beneficially owned by it on the record date for determining the stockholders of record entitled to vote at such meeting in favor of the adoption of the Merger Agreement and approval of the Merger; (b) vote such Owned Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote such Owned Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; or (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries. The Stockholder shall forward to Purchaser any proxy cards that the Stockholder receives with respect to the Merger Agreement duly executed by the Stockholder.

     2. IRREVOCABLE PROXY. In the event that the Stockholder shall breach its covenant set forth in Section 1, the Stockholder (without any further action on the Stockholder's part) shall be deemed to have hereby irrevocably appointed Purchaser as the attorney and proxy of the Stockholder, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all Owned Shares that the Stockholder is entitled to vote at any meeting of the stockholders of the Company (whether annual, special or the Stockholders Meeting and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such Shares as set forth in Section 1 above. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to the Owned Shares that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Stockholder's obligations under Section 1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto so long as the Stockholder's obligations under this Section remain in effect.

     3. EXCHANGE OF OWNED SHARES. On or prior to the Closing, Purchaser will issue and deliver to the Stockholder, against and in exchange for transfer and delivery of the Owned Shares, an equal number of Purchaser Shares (the "Exchange"). The Exchange is intended to qualify as a transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     4. EXPIRATION. This Agreement and the Stockholder's obligations hereunder shall terminate on the earlier of (a) the consummation of the Merger, or (b) the termination of the Merger Agreement in accordance with its terms.

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     5.   REPRESENTATIONS AND WARRANTIES.

          5.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Stockholder as follows:

               (a) ORGANIZATION; DUE AUTHORIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) ISSUANCE OF SECURITIES. The issuance and delivery of the Purchaser Shares in accordance with this Agreement have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable.

          5.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Purchaser as follows:

               (a) TITLE. The Stockholder has good and valid title to the Owned Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

               (b) OWNERSHIP OF SHARES. On the date hereof, the Stockholder beneficially owns the number of Owned Shares, all of which are held of record by the Stockholder. The Stockholder has sole voting power and sole power of disposition with respect to the Owned Shares, with no restrictions, subject to applicable federal and state securities laws, on its rights of disposition pertaining thereto.

               (c) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, the stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance

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with its terms, except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (d) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Stockholder is a party or by which the Stockholder's properties or assets are bound.

               (e)  INVESTMENT REPRESENTATIONS.
                    --------------------------

                    (i) This Agreement is made with the Stockholder in reliance upon the Stockholder's representation to Purchaser, which by the Stockholder's acceptance hereof the Stockholder hereby confirms, that (i) the Purchaser Shares to be received by the Stockholder will be acquired by the Stockholder, for investment for the Stockholder's own account, and not with a view to the sale or distribution of any part thereof in violation of applicable Federal and state securities laws, and (ii) the Stockholder has no current intention of selling, granting participation in or otherwise distributing the same in violation of applicable Federal and state securities laws. By executing this Agreement, the Stockholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Purchaser Shares in violation of applicable Federal and state securities laws.

                    (ii) The Stockholder understands that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that Purchaser's reliance on such exemption is predicated on representations of the Stockholder set forth herein.

                    (iii) The Stockholder represents that the Stockholder has, either alone or together with the "Purchaser Representative" as that term is defined in Regulation D promulgated under the 1933 Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. The Stockholder further represents that the Stockholder has had access, during the course of the transaction and prior to the Stockholder's purchase of the Purchaser Shares, to information concerning Purchaser and its assets, liabilities and prospects, and that it has had, during the course of the transaction

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and prior to its purchase of the Purchaser Shares, the opportunity to ask questions of, and receive answers from, Purchaser concerning the terms and conditions of the offering and to obtain additional information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Stockholder or to which the Stockholder had access.

                    (iv) The Stockholder understands that the Purchaser
Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Purchaser Shares or an available exemption from registration under the 1933 Act, the Purchaser Shares must be held indefinitely. In particular, the Stockholder is aware that the Purchaser Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about Purchaser. Such information is not now available, and Purchaser has no current plans to make such information available. The Stockholder represents that, in the absence of an effective registration statement covering the Purchaser Shares, the Stockholder will sell, transfer or otherwise dispose of the Purchaser Shares only in a manner consistent with its representations set forth herein.

                    (v) The Stockholder agrees, except with respect to transfers permitted under this Agreement, that it will not make a transfer, disposition or pledge of any of the Purchaser Shares other than pursuant to an effective registration statement under the 1933 Act, unless and until (i) the Stockholder shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a statement of the circumstances surrounding the disposition, and (ii) if requested by Purchaser, at the expense of the Stockholder or transferee, the Stockholder shall have furnished to Purchaser an opinion of counsel, reasonably satisfactory to Purchaser and its counsel, to the effect that such transfer may be made without registration of the Purchaser Shares under the 1933 Act.

               (f)  LEGENDS; STOP TRANSFER.
                    ----------------------

                    (a) the Stockholder acknowledges that all certificates evidencing the Purchaser Shares shall bear the following legend:

                              "TRANSFER RESTRICTED

          The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or
          (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the

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                  corporation, to the effect that such registration is not
                  required under the Act or the securities laws of any state.

                  The corporation is authorized to issue more than one class or series of stock. Such a statement is set forth in the Certificate of Incorporation on file in the office of the Secretary of State. The corporation will furnish a copy of such statement to the record holder of this certificate without charge on written request to the corporation at its principal place of business or registered office.

                    (b) The certificates evidencing the Purchaser Shares shall also bear any legend required by any applicable state securities law.

                    (c) In addition, Purchaser shall make a notation regarding the restrictions on transfer of the Purchaser Shares in its stock books, and the Purchaser Shares shall be transferred on the books of Purchaser only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such Purchaser Shares. All common stock of Purchaser hereafter issued to the Stockholder shall bear the same endorsement, shall be subject to all the terms and conditions of this Agreement, and for all purposes shall be deemed the "Purchaser Shares" hereunder. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of Purchaser and shall be available for inspection to any properly interested person without charge within five
     (5) days after Purchaser's receipt of a written request therefor.

     5. CERTAIN COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants and agrees as follows:

          5.1 RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. The Stockholder hereby agrees, while this Agreement is in effect and except as contemplated hereby, not to (i) directly or indirectly, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Owned Shares, (ii) grant any proxies, deposit any shares of capital stock of the Company into a voting trust or enter into a voting agreement with respect to any of the Owned Shares, or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement; provided, however, that the Stockholder shall be permitted to transfer any of the Owned Shares to any trust, limited partnership or other entity the beneficial ownership of which is held by the Stockholder (each, a "Permitted Transferee"), so long as such Permitted Transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to Purchaser, to be bound by the terms hereof to the same extent as the Stockholder is bound and provided further, however, that no

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such transfer shall relieve the Stockholder of its obligations hereunder if such
Permitted Transferee does not perform such obligations.

          5.2 ADDITIONAL SHARES. The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Purchaser of the number of additional Shares acquired by the Stockholder, if any, whether prior to, on or after the date hereof, which additional Shares shall be deemed Owned Shares for all purposes of this Agreement.

     6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

     7.   MISCELLANEOUS.
          -------------

          7.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          7.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, facsimile, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

               To the Stockholder: at the address set forth on the signature page attached hereto.

               To Purchaser:

               SRC Holdings, Inc.
               284 Newbury Street
               Boston, Massachusetts 02115
               Attention: President
               Facsimile No.: (617) 425-5252

               with a copy to:


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               Hutchins, Wheeler & Dittmar
               A Professional Corporation
               101 Federal Street
               Boston, Massachusetts 02110
               Attn:  Francis J. Feeney, Jr., Esq.
               Facsimile No.:  (617) 951-1295

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          7.4 SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereby agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

          7.6 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          7.7 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


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     IN WITNESS WHEREOF, Purchaser and the Stockholder have caused this
Agreement to be duly executed as an instrument under seal as of the day and year first above written.

                                             SRC HOLDINGS, INC.


                                        By:  /s/ Francis P. Bissaillon
                                             -------------------------------
                                             Name: Francis P. Bissaillon
                                             Title: Vice President and
                                                    Chief Financial Officer


                                             THE WESTWOOD GROUP, INC.


                                        By:  /s/ Richard P. Dalton
                                             -------------------------------
                                             Name: Richard P. Dalton
                                             Title: President


                                             190 V.F.W. Parkway
                                             Revere, Massachusetts 02151



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